UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On February 6, 2006, ANADIGICS Inc. ("ANADIGICS") is issuing a press release and holding a conference call announcing its financial results for the quarter ending and year ended December 31, 2005. A copy of the release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued by ANADIGICS, Inc. dated February 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ANADIGICS, Inc.
Date: February 6, 2006	By:	/s/ Thomas Shields
Executive Vice President & CFO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated February 6, 2006, announcing ANADIGICS, Inc.'s financial results for the fourth quarter and year ended December 31, 2005.

ANADIGICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

WARREN, NJ—February 6, 2006—ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported fourth quarter 2005 net sales of $33.3 million, an increase of 14% compared to net sales of $29.3 million in the prior quarter, and an increase of 49% compared to net sales of $22.4 million in the year ago quarter. The net loss for the quarter was $3.9 million, or $0.11 per share, compared with a net loss of $6.8 million, or $0.20 per share, in the prior quarter, and a net loss of $10.3 million, or $0.31 per share, in the year ago quarter.

For the fiscal year ended December 31, 2005 net sales were $108.3 million, an increase of 18% compared to net sales of $91.4 million in fiscal year 2004. The net loss for fiscal year 2005 was $31.2 million, or $0.92 per share, compared with a net loss of $43.1 million, or $1.33 per share, in the prior year.

As of December 31, 2005, cash and short and long-term marketable securities totaled $86.4 million compared with $87.2 million at the end of the third quarter 2005, a reduction of $0.8 million.

“We improved our gross margin to 26.5% of net sales or approximately 400 basis points over the prior quarter, and significantly reduced our loss per share in the fourth quarter and for fiscal year 2005,” said Tom Shields, Executive Vice President and Chief Financial Officer of ANADIGICS. “We expect financial leverage resulting from both a margin enriched product mix as well as anticipated improved fab utilization to further improve our operating performance in 2006.”

“I am extremely pleased with the considerable financial progress achieved in the fourth quarter 2005, which I believe represents an inflection point in our business,” said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. “I expect our market share expansion in GSM/GPRS, EDGE and 3G WEDGE wireless handsets and 3G embedded applications coupled with continued growth and the strong position of our broadband products in the WLAN, integrated tuner IC, and CATV infrastructure markets, to further enhance our market leadership and results of operations in 2006.”

Outlook for the First Quarter 2006

Net sales for the first quarter of 2006, which is typically down seasonally, is estimated to be flat to up 5% sequentially, and up by approximately 53% to 61%, compared to the year ago quarter. We expect our net loss in the first quarter of 2006 to be $0.12 to $0.14 per share, which includes an estimated non-cash share-based compensation expense of $0.04 per share. Non-cash share-based compensation expense in the prior quarter and year ago quarter were approximately $0.02 per share.

RECENT HIGHLIGHTS
December 19, 2005 - ANADIGICS Announces RF Front-End Reference Designs for Multi-Tuner Digital Terrestrial Televisions and DVR/PVR Set-Top Boxes
December 12, 2005 - ANADIGICS Announces New Family of WLAN Front-End Solutions for Mobile and MIMO Markets
November 14, 2005 - ANADIGICS Introduces 10 W RF Switch
November 9, 2005 - ANADIGICS Selected as Primary Supplier for Sierra Wireless' HSDPA AirCard® Products
November 8, 2005 - ANADIGICS Expands Line Amplifier Product Portfolio with New 1 GHz Products
November 7, 2005 - ANADIGICS Powers LG Electronics VX9800 EV-DO Multimedia Handset
October 19, 2005 - ANADIGICS Unveils High Performance Fiber-to-the-Home/Fiber-to-the-Premise RF Amplifier

CONFERENCE CALL
ANADIGICS’ senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 839-9302 (available until February 13).

# # #
ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification and is certified to the ISO 9001:2000 and ISO 14001:1996 quality standards.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2004. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.

ANADIGICS, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended		Year Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$33,301	$22,415	$108,281	$91,350
Cost of sales	24,475	19,162	85,929	77,355
Gross profit	8,826	3,253	22,352	13,995
Research and development expenses	7,179	7,654	29,906	33,306
Selling and administrative expenses	5,001	5,140	21,293	22,511
Restructuring and other charges	-	-	(120)	-
Operating loss	(3,354)	(9,541)	(28,727)	(41,822)
Interest income	690	524	2,473	2,203
Interest expense	(1,249)	(1,250)	(4,997)	(4,085)
Gain on notes repurchase	-	-	-	327
Other income (expense)	-	(13)	18	295
Net loss	$(3,913)	$(10,280)	$(31,233)	$(43,082)

Loss per share	$(0.11)	$(0.31)	$(0.92)	$(1.33)

Weighted average common
shares outstanding	34,405	32,934	34,012	32,413

ANADIGICS, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2005		December 31, 2004
Assets	(Unaudited	)

Current assets:
Cash and cash equivalents	$11,891		$11,171
Marketable securities	70,364		63,615
Accounts receivable	18,755		10,770
Inventory	16,009		14,436
Prepaid expenses and other current assets	2,188		3,073
Total current assets	119,207		103,065

Marketable securities	4,102		29,265

Plant and equipment, net	36,307		43,038

Goodwill and other intangibles, net of amortization	6,044		6,297
Other assets	2,613		4,230
	$168,273		$185,895

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$15,519		$8,021
Accrued liabilities	4,672		4,783
Accrued restructuring costs	40		726
Current Portion of Long-Term Debt	46,700		-
Capital lease obligations	269		18
Total current liabilities	67,200		13,548

Other long-term liabilities	3,175		3,032
Long-term debt	38,000		84,700
Long-term capital lease obligations	1,763		-

Stockholders’ equity	58,135		84,615
	$168,273		$185,895